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                                                                     EXHIBIT 9.5


                       FIRST AMENDMENT TO VOTING AGREEMENT


                  This FIRST AMENDMENT TO VOTING AGREEMENT (this "Amendment"), dated as of May 19, 2000, amending that certain Voting Agreement, dated as of February 20, 1998 (the "Voting Agreement"), is made and entered into by and among Universal Compression Holdings, Inc., a Delaware corporation ("Holdings"), Castle Harlan Partners III, L.P., a Delaware limited partnership ("CHP III"), and the undersigned (collectively, the "Co-Investors"). Capitalized terms used herein but not defined shall have the meanings set forth in the Voting Agreement.

                                    RECITALS:

                  WHEREAS, Holdings desires to offer shares of its common stock, par value $.01 per share (the "Common Stock"), to the public in an initial public offering (the "Offering") and, in connection with the Offering, the Company desires to effect a recapitalization of its capital stock (the "Recapitalization"); and

                  WHEREAS, Holdings, CHP III and the Co-Investors entered into that certain Voting Agreement; and

                  WHEREAS, in connection with the Recapitalization, Holdings, CHP III and the Co-Investors desire to amend the Voting Agreement upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                  1. The definition of "Holdings Securities" in Section 1 of the Voting Agreement is amended hereby by deleting the definition in its entirety and substituting therefor the following:

                  "Holdings Securities" shall mean the Common Stock and the Preferred Stock as collectively referred to herein and any and all securities of Holdings that may be issued in respect of, in exchange for or in the substitution of any shares of Common Stock or Preferred Stock."

                  2. Effective as of the date of consummation of the Offering, the definition of "Change in Control" in Section 1 of the Voting Agreement is amended hereby by deleting the definition in its entirety and substituting therefor the following:

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                  "Change in Control" shall mean any of the following: (i) (a)
                  CHP and the Affiliates of CHP shall cease to have the Beneficial Ownership, directly or indirectly, of equity securities of Holdings representing at least 30% (until Holdings' initial public offering of Common Stock has been consummated or, if no Change in Control has occurred prior thereto, 15% thereafter, in each case) of the total combined ordinary voting power of all equity securities of Holdings and
                  (b) CHP and the Affiliates of CHP shall cease to own of record directly or through their partners or members equity securities of Holdings representing at least 10% of the total combined ordinary voting power of all equity securities of Holdings; (ii) the sole general partner of CHPIII shall be neither Castle Harlan Partners III GP, Inc. or an entity controlling, controlled by or under common control with Castle Harlan Partners III GP, Inc.; or (iii) all or substantially all the assets of Universal Compression, Inc. and its subsidiaries are directly or through transfer of equity interests transferred or otherwise disposed of in one or a series of related transactions to an entity in which CHP and its Affiliates fail to own the foregoing percentages, as appropriate, and after which Holdings ceases to own directly of indirectly substantially all equity interests of each entity acquiring such assets."

                  3.       Section 2 of the Voting Agreement is amended hereby

                           (i) by deleting the introduction to Section 2 up to
                  clause (a) and substituting therefor the following:

                  "From and after the date of this Agreement until the first to occur of a Change in Control or the expiration of three years following the end of the period following the consummation of an initial public offering of Common Stock during which the Co-Investors are restricted by agreement from selling their Holdings Securities, in the event that there shall be presented for a vote by the holders of Holdings Securities at any regular or special meeting of the stockholders of Holdings, or in any written consent executed by holders of Holdings Securities in lieu of such a meeting of stockholders, any matter, proposition or proposal related to any of:"

                           (ii) by deleting the parenthetical in the text
                  thereof following clause (l);

                  and

                           (iii) by adding to Section 2 the following:
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                  "As a condition to the transfer by a Co-Investor of any
                  Holdings Securities to a Person not otherwise a party to this Agreement, or to a Voting Trust Agreement, which CHP or an Affiliate of CHP acts as the voting trustee of Holdings Securities, such Co-Investor agrees to cause the transferee thereof to agree to be bound by this Agreement unless, in each case, following consummation of an initial public offering of Common Stock any of the following is applicable: (x) such transfer does not exceed, together with all other transfers of Holdings Securities (but excluding transfers pursuant to clause (y) below) for the account of such Co-Investor within the preceding three months, one percent of the issued and outstanding shares of Holding Securities as set forth in the most recent Form 10-K or Form 10-Q (or such successor forms thereto) filed by Holdings with the Securities and Exchange Commission or (y) such transfer is pursuant to a Demand Registration or Piggyback Registration as such terms are defined in Sections 1.1(a) and 1.2(a), respectively, of the Registration Rights Agreement, dated as of February 20, 1998, by and among Holdings, CHPIII, each other person or entity signatory thereto and each of the other Persons who becomes a party to such agreement after the date thereof."


                            [SIGNATURE PAGES FOLLOW]



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                  IN WITNESS WHEREOF, the undersigned have executed this
Amendment as of the date first set forth above.


                                    CASTLE HARLAN PARTNERS III, L.P.

                                    By: CASTLE HARLAN, INC.
                                        its Investment Manager


                                    By:   /s/ JOHN K. CASTLE
                                        ----------------------------------------
                                    Name:     John K. Castle
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                    UNIVERSAL COMPRESSION HOLDINGS, INC.


                                    By:   /s/ ERNIE L. DANNER
                                        ----------------------------------------
                                    Name:     Ernie L. Danner
                                          --------------------------------------
                                    Title:    Executive Vice President
                                          --------------------------------------



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                                    CO-INVESTORS

                                    MELLON BANK, N.A., AS TRUSTEE FOR THE BELL
                                    ATLANTIC MASTER TRUST, AS DIRECTED BY BELL
                                    ATLANTIC CORPORATION, solely in its capacity as Trustee and not in its individual capacity


                                    By: /s/ Bernadette Rist
                                       ----------------------------------------
                                    Name:   Bernadette Rist
                                         --------------------------------------
                                    Title:  Authorized Signatory
                                          -------------------------------------


                                    FIRST UNION CAPITAL PARTNERS, INC.


                                    By: /s/ James C. Cook
                                       ----------------------------------------
                                    Name:   James C. Cook
                                         --------------------------------------
                                    Title:  Partner
                                          -------------------------------------


                                    BT CAPITAL PARTNERS, INC.


                                    By: /s/ Tristram Perkins
                                       ----------------------------------------
                                    Name:   Tristram Perkins
                                         --------------------------------------
                                    Title:  Associate
                                          -------------------------------------


                                    WILMINGTON TRUST, AS TRUSTEE OF
                                    DU PONT PENSION TRUST


                                    By: /s/ Mary Alice Snyder
                                       ----------------------------------------
                                    Name:   Mary Alice Snyder
                                         --------------------------------------
                                    Title:  Vice President
                                          -------------------------------------


                                    BROWN UNIVERSITY THIRD CENTURY FUND


                                    By: /s/ Jonathan L. Shear
                                       ----------------------------------------
                                    Name:   Jonathan L. Shear
                                         --------------------------------------
                                    Title:  Treasurer
                                          -------------------------------------